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                                                                Exhibit 23.1




Linens 'n Things, Inc.
6 Brighton Road
Clifton, New Jersey  07015

The Board of Directors
Linens 'n Things, Inc.:

Re: Registration Statement No. 333-

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial and Operating Data" and "Experts" in the Registration Statement.


                                            /s/ KPMG PEAT MARWICK LLP


New York, New York
May 15, 1997